UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 28, 2010 (June 23, 2010)

Behringer Harvard REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51293	68-0509956
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-1605

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On June 23, 2010, Behringer Harvard REIT I, Inc., a Maryland corporation (which may be referred to herein as the “Registrant,” “we,” “our” or “us”), entered into a letter agreement with Behringer Advisors, LLC, a Texas limited liability company (the “Advisor”), in which the Advisor set our obligation to pay asset management fees to the Advisor for services rendered under the Fifth Amended and Restated Advisory Management Agreement dated December 29, 2006, as amended, at $5.0 million for the second quarter of 2010.  In doing so, the Advisor waived our obligation to pay approximately $2.2 million in additional asset management fees that would otherwise become due and payable during the second quarter of 2010.

The information set forth above with respect to the letter agreement does not purport to be complete in scope and is qualified in its entirety by the full text of the letter agreement, which is being filed as Exhibit 10.1 hereto and is incorporated into this Item 1.01 disclosure by reference.

Item        5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Scott W. Fordham has been appointed our Chief Financial Officer and Treasurer, effective June 23, 2010.  Mr. Fordham, 42, has served as our Chief Accounting Officer and Senior Vice President since May 2009.  Mr. Fordham has also served as the Senior Vice President – Accounting of Harvard Property Trust, the managing member of the Advisor and HPT Management Services, LLC since May 2008.  Mr. Fordham has more than 18 years of experience in corporate finance and accounting with an emphasis on financial forecasting, strategy and accounting practices for public companies.  His experience includes over 13 years in the REIT industry. From January 2007 until joining Behringer Harvard in May 2008, he served as Senior Vice President and Chief Accounting Officer for Apartment Investment and Management Company (Aimco), an S&P 500 company operating as a publicly traded REIT (NYSE: AIV) with assets of approximately $10.6 billion. From November 1992 to December 2006, he held various finance and accounting positions with Prentiss Properties Trust and its successor, Brandywine Realty Trust, a publicly traded REIT (NYSE: BDN), and served as Chief Accounting Officer from May 2004 to December 2006. Mr. Fordham also previously worked in public accounting with PricewaterhouseCoopers LLP. Mr. Fordham received a Bachelor of Business Administration degree in Accounting from Baylor University and is a Certified Public Accountant in the state of Texas.

The appointment of Mr. Fordham was not made pursuant to any arrangement or understanding between him and any other person.  We do not directly compensate our officers for services rendered to us.  Mr. Fordham does not have any direct or indirect material interests in any transaction with us or in any currently proposed transaction to which we are a party.

Item        5.07.       Submission of Matters to a Vote of Security Holders.

On June 23, 2010, we held our annual meeting of stockholders. A total of 149,493,052 shares of the Company’s common stock outstanding and entitled to vote were represented at the meeting in person or by proxy, representing approximately 50.9% of the total number of shares entitled to vote at the meeting.

At the annual meeting, our stockholders elected the five nominees listed below to serve on our board of directors until the next annual meeting of stockholders, and each will continue in office until his successor has been elected and qualified or until his earlier death, resignation or retirement.  The votes cast with respect to each director were as follows:

Nominee	Votes For	Votes Withheld
Robert M. Behringer	139,794,085	9,698,967
Robert S. Aisner	139,758,023	9,735,030
Charles G. Dannis	139,884,025	9,609,028
Steven W. Partridge	139,916,013	9,577,039
G. Ronald Witten	139,817,864	9,675,188

Item 9.01.                                          Financial Statements and Exhibits.

(d)                                 Exhibits.

10.1                           Letter Agreement, dated June 23, 2010, between Behringer Harvard REIT I, Inc. and Behringer Advisors, LLC regarding waiver of asset management fees

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEHRINGER HARVARD REIT I, INC.

Dated:	June 28, 2010	By:	/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III
Executive Vice President — Corporate Development & Legal

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement, dated June 23, 2010, between Behringer Harvard REIT I, Inc. and Behringer Advisors, LLC regarding waiver of asset management fees